                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Keystone International, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Donna D. Moore
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                      N/A
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

                                      N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                                      N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                      N/A
- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          KEYSTONE INTERNATIONAL, INC.

                           9600 WEST GULF BANK DRIVE
                              HOUSTON, TEXAS 77040

                                 MARCH 17, 1994

Dear Fellow Shareholders:

      You are cordially invited to attend the Company's annual meeting of shareholders to be held at 10:00 a.m. on Wednesday, May 4, 1994, at The Junior League of Houston, 1811 Briar Oaks Lane, Houston, Texas. A map is included on the back page of the attached proxy statement for your convenience.

      Information on the various matters on which the shareholders will act is provided in the enclosed notice of the meeting and proxy statement. Your directors urge you, whether or not you plan to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If a shareholder who returns a proxy is able to attend the meeting, the proxy can be cancelled and the shares voted in person at the meeting.

      We hope you will participate in the annual meeting, either in person or by proxy. Thank you for your continued interest and support of Keystone International, Inc.

                                           Sincerely,


                                           /s/  R. A. LeBLANC
                                           _________________________________
                                           R. A. LeBlanc
                                           Chairman of the Board of Directors

                          KEYSTONE INTERNATIONAL, INC.

                           9600 WEST GULF BANK DRIVE
                              HOUSTON, TEXAS 77040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1994

                             ---------------------

     Notice is hereby given that the annual meeting of the shareholders of Keystone International, Inc. (the "Company") will be held at The Junior League of Houston, 1811 Briar Oaks Lane, Houston, Texas, on Wednesday, May 4, 1994, at 10:00 a.m., Houston time, for the following purposes:

          1. To elect four Class II Directors to serve until the third annual meeting of shareholders following their election and until their successors are elected and qualified;

          2. To approve the adoption of the proposed 1994 Directors' Stock Option Plan for non-employee directors;

          3. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

     Holders of record as of the close of business on March 8, 1994 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     Please sign and date the enclosed proxy and return it promptly in the enclosed envelope provided for your convenience which requires no postage if mailed in the United States. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                             By Order of the Board of Directors



                                             /s/   DONNA D. MOORE
                                             __________________________________
                                                   Donna D. Moore
                                                   Secretary

March 17, 1994

                          KEYSTONE INTERNATIONAL, INC.

                           9600 WEST GULF BANK DRIVE
                              HOUSTON, TEXAS 77040

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed to shareholders commencing on or about March 17, 1994, in connection with the solicitation by the Board of Directors of Keystone International, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders to be held in Houston, Texas on Wednesday, May 4, 1994, and at any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. ANY PROXY ON WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED FOR (I) ELECTION OF THE NOMINEES NAMED HEREIN TO THE BOARD OF DIRECTORS AND (II) ADOPTION OF THE 1994 DIRECTORS' STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Any proxy may be revoked at any time before its exercise by written notice of the person giving the proxy.

     As of March 8, 1994, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote shares of common stock of the Company. Each share of common stock entitles the holder to one vote on each matter presented at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, four Class II Directors are to be elected, each director to hold office until the third annual meeting of shareholders following his election. The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors as Class II Directors. All of the Class II nominees previously have been elected directors by the shareholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable for election.

NOMINEES AND CONTINUING DIRECTORS

     Certain information concerning the nominees, together with comparable information for the Class I and Class III Directors, whose terms are not expiring at the 1994 annual meeting, is set forth below:

                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY
                                                                                      OWNED ON
                                                                                FEBRUARY 3, 1994(1)
                                                                               ----------------------
                                  PRINCIPAL POSITION               DIRECTOR                  PERCENT
             NAME                 WITH THE COMPANY          AGE     SINCE       SHARES      OF CLASS
             ----                 ----------------          ---    --------    --------     ---------
                  CLASS II DIRECTORS WHOSE TERM (IF REELECTED) WILL EXPIRE IN 1997
Arthur L. French...............   Director and Executive     53      1991         3,309        *
                                    Vice President

Farrell G. Huber,  Jr.(2)(3)...   Director                   61      1980     1,136,078(8)     3.2%

R. A. LeBlanc(2)...............   Chairman of the Board      64      1970       232,550        0.7%
                                    and Chief Executive
                                    Officer
Allen F. Rhodes(2)(4)(5).......   Director                   69      1980         4,516        *


                                                   (Continued on following page)

                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY
                                                                                      OWNED ON
                                                                                 FEBRUARY 3, 1994(1)
                                                                               ----------------------
                                  PRINCIPAL POSITION               DIRECTOR                  PERCENT
             NAME                 WITH THE COMPANY          AGE     SINCE       SHARES      OF CLASS
             ----                 ------------------        ---    --------    --------     ---------
                     CLASS III DIRECTOR NOMINEES WHOSE TERM WILL EXPIRE IN 1995

Floyd A. Cailloux(2)(3)........   Director                   80      1968      4,670,778       13.3%

Malcolm D. Clark(6)............   Director, President and    53      1987         95,898        0.3%
                                    Chief Operating
                                    Officer
Bob G. Gower(4)................   Director                   56      1993          4,000         *
F. O'Neil Griffin(3)...........   Director                   67      1993          3,200         *

                          CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 1996

Martin E. Hamilton(2)(4)(5)....   Director                   81      1977         91,391(8)     0.3%
.
W. Wayne  Patterson(4)(5)......   Director                   50      1984      1,142,188(8)     3.2%

Donato F. Raimondi(3)(7).......   Director                   60      1992          1,000         *

Wallace S. Wilson(5)...........   Director                   63      1974         39,918        0.1%

- ------------

(1) Each person has voting and investment power with respect to the shares listed and, unless otherwise noted, is a citizen of the United States.

(2)   Member, Executive Committee of the Board.

(3)   Member, Committee on Directors of the Board.

(4)   Member, Compensation Committee of the Board.

(5)   Member, Audit Committee of the Board.

(6)   A British subject.

(7)   An Italian citizen.

(8) Includes an aggregate of 1,116,912 shares, or 3.2% of the class outstanding, held by various trusts of which Mr. Huber and Mr. Patterson each are trustees, 18,900 shares held by an additional trust of which Mr. Patterson is a trustee, and 2,220 shares held by various trusts of which Mr. Hamilton is trustee. Messrs. Patterson, Huber and Hamilton disclaim any beneficial interest in such shares.

 *    Less than 1/10th of 1% of outstanding shares.

     Arthur L. French joined the Company in May 1989 as Executive Vice President. Prior thereto, he was president and chief operating officer of Fisher Controls International, Inc., a subsidiary of Monsanto Corporation, for seven years.

     Farrell G. Huber, Jr., is chairman of the board of Houston-Huber, Inc., a private investment company. Mr. Huber also is a director of Rawson-Koenig, Inc., a manufacturer of truck bodies and similar products.

     R. A. LeBlanc has been employed by the Company since 1959. He was elected Chairman of the Board and Chief Executive Officer of the Company in 1985 following several years' service as President and Chief Operating Officer. Mr. LeBlanc also is a director of BJ Services Company, an oilfield cementing and service company.

     Allen F. Rhodes retired from the presidency of Arnco Technology Trust, a metallurgical research firm in 1993. He has also been a private business advisor and consulting engineer since his retirement in 1987 as president and chief executive officer of Anglo Energy Limited, an oilfield contract drilling firm. He is Chairman of the Compensation Committee of the Board of Directors. Mr. Rhodes also is a director of Rawson-Koenig, Inc.

     Floyd A. Cailloux, a retired Chairman of the Board of the Company, is presently engaged in the management of his own investments. He continues to serve the Company as Chairman of the Executive Committee and Chairman of the Committee on Directors of the Board of Directors.

     Malcolm D. Clark has served as President and Chief Operating Officer of the Company since January 1986. Prior thereto, Mr. Clark served for fourteen years as managing director of Keystone Valve (U.K.) Ltd., the British manufacturing subsidiary of the Company.

     Bob G. Gower has served as president of Lyondell Petrochemical Company since 1985, and has also been its chief executive officer since 1988.

     F. O'Neil Griffin is chairman and owner of First National Bank of Kerrville, which he purchased in 1984. He served as chairman and chief executive officer of the Mountain Banks Ltd. in Denver, Colorado from 1975 until 1982, prior to which he was vice chairman of First City Bancorporation of Texas, Inc. Mr. Griffin was appointed a director in November 1993 to fill the vacancy on the board resulting from the retirement of Paul C. Koomey.

     Martin E. Hamilton is a private investor who served as a vice president of Taylor Publishing Company for several years before his retirement in 1972.

     W. Wayne Patterson is chairman of the board and chief executive officer of Texas Microsystems, Inc., a privately held manufacturer of industrial computer products (see "Other Information -- Certain Transactions"). Before assuming his present position in May 1989, he was employed by the Company for fifteen years, most recently as Executive Vice President and Chief Financial Officer. Mr. Patterson is Chairman of the Audit Committee of the Board of Directors.

     Donato F. Raimondi has been president and managing director of Raimondi Valvole S.p.A., a valve manufacturing company headquartered in Milan, Italy since 1971. He also serves on the boards of directors of several publicly held Italian corporations.

     Wallace S. Wilson is chairman of the board and chief executive officer of Wilson Industries, Inc., a manufacturer and supplier of petroleum industry equipment, supplies, and services. He also is a director of Howell Corporation.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During 1993 the Board of Directors convened on six regularly scheduled occasions. Committees of the Board held meetings as follows: Executive Committee -- six meetings; Audit Committee -- two meetings; Compensation Committee -- six meetings; and Committee on Directors -- two meetings. Each director attended all meetings of the Board and each committee on which he served during the year, other than Mr. Raimondi who was unable to attend one Board meeting and Mr. LeBlanc who was unable to attend one committee meeting.

     The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The functions of the Audit Committee are described under the caption "Other Information -- Auditors." The Compensation Committee is responsible for the formulation and adoption of all executive compensation, retirement and insurance programs, subject to full Board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting Board policies. The Compensation Committee also supervises the administration of all employee benefit and executive compensation programs, including the establishment of specific criteria against which the Executive Officers' annual performance-based compensation is measured. The Committee on Directors is responsible for reviewing the functions and operation of the Board and its committees, evaluating the performance of incumbent directors and developing a pool of potential future board nominees. Shareholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the Committee on Directors at the Company's principal offices.

     Directors not employed by the Company receive annual retainers of $24,000 for service on the Board, plus meeting fees of $750 for each meeting attended. Board members also receive meeting fees of $750 for service on board committees, and the chairman of each Committee receives an additional annual retainer fee of $4,000. Aggregate compensation paid to non-employee directors during 1993 for service in all such capacities aggregated $316,800. The Company maintains a directors' retirement plan pursuant to which non-employee directors who meet certain criteria (and, subject to certain limitations, their surviving spouses) are paid a pension of $2,000 per month for up to a maximum of ten years. In 1993, the Company made aggregate payments of $50,000 to retired or deceased directors pursuant to this plan. Executive officers who also serve on the Board receive no additional compensation for so serving.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

     The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of shareholders. All of the Company's executive officers are identified under the caption "Nominees and Continuing Directors," with the exception of Mark E. Baldwin, age 40, who has served as Vice President and Chief Financial Officer since 1989. Prior to his most recent promotion, Mr. Baldwin served as Corporate Treasurer for three years following seven years of service in a series of successively more responsible accounting and financial positions.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at February 3, 1994 of (i) all directors of the Company (including executive officers who are also directors and all nominees for election at the 1994 annual meeting), (ii) each other executive officer whose compensation exceeded $100,000 in 1993, and (iii) all directors and executive officers as a group.

                                                                     AMOUNT
                                                                       AND          PERCENT
                                                                    NATURE OF         OF
                               NAME OF                              BENEFICIAL      COMMON
                          BENEFICIAL OWNER                          OWNERSHIP        STOCK
                          ----------------                          ---------       -------
    Floyd A. Cailloux............................................   4,670,778         13.3%
    Malcolm D. Clark.............................................      95,898          0.3%
    Arthur L. French.............................................       3,309         *
    Bob G. Gower.................................................       4,000         *
    F. O'Neil Griffin............................................       3,200         *
    Martin E. Hamilton...........................................      91,391(1)       0.3%
    Farrell G. Huber, Jr. .......................................   1,136,078(1)       3.2%
    R. A. LeBlanc................................................     232,550          0.7%
    W. Wayne Patterson...........................................   1,142,188(1)       3.2%
    Donato F. Raimondi...........................................       1,000         *
    Allen F. Rhodes..............................................       4,516         *
    Wallace S. Wilson............................................      39,918          0.1%
    Mark E. Baldwin..............................................       5,973         *
    All directors and executive officers
      as a group (13 persons named above)........................   6,313,887(2)      18.0%

- ------------

(1) Includes shares held in various trusts of which the named individual is a trustee, but as to which he disclaims beneficial ownership, as follows:
       Mr. Huber -- 1,116,912 shares, Mr. Patterson -- 1,135,812 shares, and Mr. Hamilton -- 2,220 shares.

(2)    Includes, without duplication, all shares referred to in Note 1 above.

 *     Less than 1/10th of 1% of outstanding shares.

                 ADOPTION OF 1994 DIRECTORS' STOCK OPTION PLAN

     For a number of years, management has sought to encourage an increase in the ownership of the Company's common stock by directors who are not employed by the Company. To this end, shareholders will be asked at the 1994 annual meeting to approve the adoption of the 1994 Directors' Stock Option Plan (the "Plan"), pursuant to which non-employee directors could elect to forego their annual retainer fees in exchange for the receipt by them of options to purchase shares of the Company's common stock at discounted prices. Both the number of shares to be covered by options and the exercise price of any options will be subject to annual determination through application of a formula.

     In general, the Plan provides that in November of each year, each director who is not employed by the Company or any of its subsidiaries may irrevocably elect for the Plan year commencing the following June 1 to accept options in lieu of his annual retainer fees. The number of shares to be covered by such option grants is to be 1/12th of the annual retainer fee. Thus, at the present annual retainer fee of $24,000 (which has been in effect since 1990), a director who elects to participate in the Plan would become entitled, if reelected to the Board at the next annual meeting, to receive in lieu of the annual board retainer an option to purchase 2,000 shares of the Company's common stock. The aggregate exercise price for the shares covered by the option will be equal to their fair market value immediately following the annual meeting, less $24,000. Accordingly, if the average trading price for the common stock were to be, for example, $30 on the day following an annual meeting, non-employee directors who have elected to participate in the Plan would each receive an option to purchase 2,000 shares of common stock at a per share exercise price of $18. Options granted under the Plan would not vest or become exercisable until one year following the date of grant and would expire at the earlier of 10 years from the date of grant or one year after the participating director ceases to be such, except that options which are unvested at the date of any director's cessation of director status would be rescinded and settled in cash. Upon any "change of control," all options outstanding under the Plan would automatically vest and be converted into an amount in cash equal to the then fair market value for the shares covered by the option, less the option exercise price of the shares. For this purpose, a "change of control" would occur if (i) any person acquires more than 50% of the Company's outstanding common stock or (ii) at any time, less than 50% of the Company's directors have not been continuously incumbent for at least 18 months.

     Management is of the view that, through operation of the Plan, the Company's ability to continue to attract independent directors will be enhanced and the continued service of independent directors will be encouraged by facilitating their purchase of an equity interest in the Company at no additional cash cost to the Company. The Plan was presented by management to and approved by the Board in November 1993, subject to the approval of shareholders at the 1994 annual meeting.

                                 VOTE REQUIRED

     The four nominees for election as Class II Directors at the 1994 annual meeting who receive the greatest number of votes cast for election by the holders of common stock of record at the close of business on March 8, 1994 (the "record date"), shall be the duly elected Class II Directors upon completion of the vote tabulation at the meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. The affirmative vote of the majority of the shares represented in person or by proxy at the annual meeting is required to adopt the Plan.

     Votes will be tabulated by Continental Stock Transfer & Trust Company, the transfer agent and registrar for the common stock, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Any proxy containing an abstention from voting will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will not count as a vote for or against any director nominee with respect to which the holder has abstained from voting. Abstentions and broker non-votes (i.e. proxies marked to indicate that the shares are not being voted) with respect to the proposed Plan will have the same effect as negative votes. In tabulating votes on the proposed plan, a record will be made of the number of shares voted for and against the proposal, the number of shares with respect to which authority to vote has been withheld and the number of shares held of record by broker-dealers present at the meeting but not voting, all of which will be presented in the Company's post-meeting report to shareholders.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at February 3, 1994 of each shareholder who is known by the Company to own beneficially more than 5% of the outstanding common stock.

                       NAME AND ADDRESS OF                       NUMBER OF      PERCENT OF
                         BENEFICIAL OWNER                         SHARES       COMMON STOCK
                       -------------------                       ---------     ------------
    Floyd A. Cailloux
      9600 West Gulf Bank Drive
      Houston, Texas 77040....................................   4,670,778         13.3%
    Thompson, Siegel & Walmsley, Inc.
      5000 Monument Avenue
      Richmond, Virginia 23230................................   1,963,420          5.6%
    The State Teachers Retirement Board of Ohio
      275 East Broad Street
      Columbus, Ohio 43215....................................   2,024,430          5.8%

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the years ended December 31, 1993, 1992 and 1991, of those individuals who were at December 31, 1993 (i) the chief executive officer or
(ii) an executive officer of the Company whose compensation exceeded $100,000 during 1993 (collectively, the "Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                          -----------------------       ALL
                                                           ANNUAL COMPENSATION            RESTRICTED       STOCK       OTHER
                                                    ---------------------------------       STOCK         OPTIONS      COMPEN-
         NAME & PRINCIPAL POSITION           YEAR    SALARY        BONUS       OTHER(1)    AWARDS(2)     (SHARES)     SATION(3)
         -------------------------           ----   --------     ---------     --------    ---------     --------     ---------
R. A. LeBlanc..............................  1993   $514,600     $ 160,800        --      $      -0-     100,000      $17,400
  Chairman & Chief Executive Officer         1992    490,100       166,700        --       1,679,696         -0-       20,300
                                             1991    490,100       177,500        --             -0-         -0-       34,800
Malcolm D. Clark...........................  1993   $337,100     $ 105,400        --      $      -0-      50,000      $11,600
  President & Chief Operating Officer        1992    321,000       109,200        --         839,836         -0-       13,500
                                             1991    321,000       116,300        --             -0-         -0-       22,900
Arthur L. French...........................  1993   $279,200     $  86,600        --      $      -0-      25,000      $ 9,200
  Executive Vice President                   1992    244,800        81,600        --             -0-         -0-       10,300
                                             1991    244,800        88,200        --             -0-         -0-       16,900
Mark E. Baldwin............................  1993   $143,300     $  33,100        --      $   30,343         -0-      $ 4,700
  Vice President & Chief Financial Officer   1992    124,700        31,200        --           8,485      10,000        5,000
                                             1991    124,700        31,100        --          20,532         -0-        8,100

- ---------------

(1) The Company provides to certain of its Executive Officers benefits consisting of payments under its medical reimbursement plan, personal use of Company cars and club memberships, limited legal and accounting services and other personal benefits. Since the value of such benefits did not exceed the lesser of $50,000 or 10% of annual compensation for any individual, amounts are omitted.

(2) Represents the aggregate value of restricted stock grant awards, based upon the closing price for the common stock on the New York Stock Exchange on the date of grant. All grants have been made subject to forfeiture to the extent not vested upon any voluntary termination prior to complete vesting five to seven years following the date of award and to other customary restrictions under the Company's 1985 Incentive Stock Plan. Restricted stock grant recipients are entitled to receive all cash and stock dividends paid with respect to their shares. The total value of year-end holdings of restricted stock at December 31, 1993, based upon the closing price for the common stock on the New York Stock Exchange on the date of grant, was as follows: R. A. LeBlanc $1,679,696, Malcolm D. Clark $839,836, Arthur L. French $19,719, and Mark E. Baldwin $78,116.

(3) Represents contributions by the Company for the accounts of the named individuals under defined contribution retirement plans in which substantially all domestic employees participate and premiums paid by the Company on behalf of the named individuals for term life insurance.

OPTION GRANTS

     The following table sets forth additional information with respect to stock options granted in 1993 under the Company's 1985 Incentive Stock Plan to the named Executive Officers.

                                                                               POTENTIAL REALIZABLE
                                        PERCENTAGE                               VALUE AT ASSUMED
                                         OF TOTAL                             ANNUAL RATES OF STOCK
                                         OPTIONS    EXERCISE                    PRICE APPRECIATION
                                        GRANTED TO   OR BASE                    FOR OPTION TERM(2)
                              OPTIONS   EMPLOYEES   PRICE PER  EXPIRATION    ------------------------
            NAME             GRANTED(1)  IN 1993      SHARE       DATE           5%           10%
            ----             ---------  ----------  ---------  ----------    ----------    ----------
R. A. LeBlanc...............  100,000      38.0%     $24.625     1/4/2003    $1,487,569    $3,827,325
Malcolm D. Clark............   50,000      19.0%      24.625     1/4/2003       743,785     1,913,663
Arthur L. French............   25,000       9.5%      24.625     1/4/2003       371,892       956,831
Mark E. Baldwin ............      -0-         --          --           --            --            --
All Executive
  Officers (4 persons)......  175,000      66.5%      24.625     1/4/2003    $2,603,246(3) $6,697,819(3)

- ---------------

(1) Granted on January 4, 1993. If a "change of control" were to occur prior to exercise or expiration of the option, the entire option would automatically be converted into an amount of cash equal to any unrealized appreciation in the option.

(2) Potential values stated are based upon the assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at the stated annualized rates (total appreciation of 63% and 159%, respectively). Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(3) Based upon assumed annual rates of stock price appreciation of 5% and 10%, the aggregate market capitalization of the Company's outstanding common stock would have increased by approximately $520 million and $1.3 billion, respectively. Accordingly, the optionees' gain as a percentage of all shareholders' gain, based upon these assumed rates of appreciation, would be .5%.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options to purchase shares of common stock which were granted in 1993 or prior years under the Company's 1985 Incentive Stock Plan to the Executive Officers and held by them at December 31, 1993. None of the named Executive Officers exercised any stock options during 1993.

                                                                           VALUE OF UNEXERCISED
                                    NUMBER OF UNEXERCISED OPTIONS              IN-THE-MONEY
                                          HELD AT YEAR END                 OPTIONS AT YEAR END(1)
                                    -----------------------------     -------------------------------
              NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
              ----                  -----------     -------------     -----------       -------------
R. A. LeBlanc....................       -0-            100,000           $ -0-            $ 275,000
Malcolm D. Clark.................       -0-             50,000             -0-              137,500
Arthur L. French.................       -0-             25,000             -0-               68,750
Mark E. Baldwin..................       -0-             15,000             -0-               63,438

- ---------------

(1) Represents the difference between the closing price for the common stock on the New York Stock Exchange on December 31, 1993 and any lesser exercise price.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1993:

     Under the supervision of the Compensation Committee, the Company has long sought to maintain and enhance its profitability, and thus the value of its common stock, by relating overall executive compensation and stock-based benefits to its financial performance. In general, executive financial rewards may be segregated into the following significant components: salary, bonus, and stock ownership and other benefit plans.

     Salary for senior executives (including the Chief Executive Officer and the other "Executive Officers") is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the Board of Directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In furtherance of this objective, the Compensation Committee periodically, though not necessarily annually, reviews the salary levels of a nonscientific sampling of companies which are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Though no attempt is made to specifically "index" executive salary to that offered by any particular sampling of companies, whether classified by geographic locale, level of revenues or income, industry type or competitive position within a particular industry, all are considered as useful benchmarks in administering the Company's salary policy. In general, however, the Committee's principal concern is with establishing compensation programs and setting executive compensation at levels which are reflective of those prevailing in the flow control industry for similar executive positions, with appropriate consideration for the credentials, age, experience, and consistent performance of the individual senior executives, as viewed in the Compensation Committee's collective best judgment, which necessarily involves subjective as well as objective elements.

     Utilizing the criteria set forth above, the Compensation Committee authorized for 1993 the following increases in salary for Executive Officers:
Mr. LeBlanc -- 5%; Mr. Clark -- 5%; Mr. French -- 15%; and Mr. Baldwin -- 15%. While the Committee had approved 5% salary increases for the prior year, the Executive Officers declined those increases since management had imposed a salary freeze on all other North American salaries for that year. In light of Mr. LeBlanc's prior salary history and the factors discussed in the preceding paragraph, the Committee regarded the 5% increase in salary for 1993 to be entirely appropriate. It made no effort to relate the salary of Mr. LeBlanc to any element of corporate performance, because salary is not intended to be quantitatively related to the Company's performance. Similarly, an incremental 5% of the raises awarded for 1993 to the other Executive Officers merely reflected a moderate increase in salary for executives who, in the collective best subjective judgment of the Committee, had clearly exceeded minimum expectations for the positions involved. In the case of Messrs. French and Baldwin, the additional 10% incremental raises were a reflection of the acceptance by them of greater management responsibilities commensurate with increased tenure and experience in their respective positions.

     Annual bonuses reflect a policy of requiring a minimum level of Company financial performance for the year before any bonuses are earned by senior executives, with bonuses for achieving higher levels of performance directly related to the level achieved. In setting such performance criteria, the Committee considers the total compensation payable or potentially available to the Executive Officers and other senior executives. While the development of any business necessarily involves factors other than profitability, the Board's primary emphasis in recent years has been on encouraging management to concentrate on continuing the Company's historical increases in profitability. Accordingly, in establishing the annual bonus program (which is set forth in executive pay plans established by the Committee prior to the beginning of each year), the Compensation Committee has tied potential bonus compensation to the Company's return on assets. Under the bonus program for 1993, senior executives were entitled to bonuses ranging from zero, if a 6% qualifying "threshold" return on assets had not been achieved, and increasing on an arithmetic scale with the Company's performance to a limit of 100% of salary if a predetermined 16% "maximum" return on assets had been met or exceeded. Based upon the Company's 9% return on assets achieved in 1993, Mr. LeBlanc and the other Executive Officers earned bonuses equal to 29% (22%, in the case of Mr. Baldwin) of salary for the year. Although the "threshold" and "maximum" returns may be adjusted from year-to-year to reflect current and foreseeable industry conditions, no adjustments were made by the Committee for 1993. While the Board may in the future consider that the continuing orderly development of the Company's business would best be served at that time by weighing bonus calculations to include performance criteria other than return on assets, this has not been the case for the past three years. Accordingly, bonus compensation for 1994 will continue to be measured exclusively on a return-on-assets basis.

     The Board of Directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of shareholders and provide a direct and continuing focus upon the goal of constantly striving to increase long-term shareholder value. Accordingly, the Compensation Committee follows a policy of making large stock option grants ("jumbo grants") only every fifth year to senior executives. In the normal sequence, jumbo options were granted during 1993 to Messrs. LeBlanc, Clark and French. In the view of the Committee, the Chief Executive Officer should be the principal beneficiary of long-term, stock-based incentive compensation since he is the executive charged with primary responsibility for establishing and implementing programs intended to promote the long-term best interests of the Company, while the other senior executives' primary focus should be shorter term. In setting the size of each grant, it is the goal of the Committee to make the grants of such a size that the potential incentive is sufficiently large to ensure the appropriate focus. Thus, if over the five years prior to the earliest date at which the jumbo options become exercisable, corporate performance is such as (for example) to result in a doubling of the market price of the Company's common stock, 1993 jumbo options would then have unrealized values of $2,462,500, $1,231,250 and $615,625 for Messrs. LeBlanc, Clark and French, respectively. At the same time, the value of the Company's outstanding common stock at the date of the jumbo option grants would have increased by an aggregate of approximately $860 million, without reinvestment of dividends.

     The Company also maintains defined contribution retirement plans which are fully funded by annual contributions of a percentage of Company income for the benefit of substantially all domestic employees, including Executive Officers. The profit-sharing percentages are uniformly applied to all participating employees, with the only variances in annual credits to individual employee accounts attributable to an employee's compensation and years of service with the Company, and to differences in the profitability of the Company's domestic operating divisions. For purposes of the divisional profitability component, contributions for the accounts of Executive Officers are measured by the average profitability of the entire Company.

                                          THE COMPENSATION COMMITTEE

                                          Martin E. Hamilton, Chairman

                                          Paul C. Koomey

                                          Allen F. Rhodes

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly change in the cumulative total shareholder return on the Company's common stock, compared with the cumulative total return on (i) the Standard & Poor's 500 Stock Index and (ii) the Fluid Controls Group Index maintained by a prominent money management firm, for the five years ended December 31, 1993:(1)

                                      Keystone In-
      Measurement Period             ternational,                     Fluid Con-
    (Fiscal Year Covered)                Inc.           S&P 500     trols Group(2)
    ---------------------            -----------        -------     --------------
1988                                    100.00          100.00          100.00
1989                                    144.19          131.69           98.87
1990                                    175.53          127.60           94.25
1991                                    202.67          166.47          122.52
1992                                    183.41          179.15          130.42
1993                                    205.31          197.21          156.23

(1) Tabular data assumes that the value of the investment in Keystone common stock and each index was $100.00 at December 31, 1988 and that all dividends were reinvested.

(2) Consists of: BWIP Holding, Inc.; The Duriron Company, Inc.; Gorman-Rupp Company; Goulds Pumps, Inc.; Graco, Inc.; IDEX Corp.; Moorco International Inc.; Parker-Hannifin Corporation; TRINOVA Corp.; Watts Industries, Inc; and Wheatley TXT Corp.

CERTAIN TRANSACTIONS

     In May 1989, the Company sold its Texas Microsystems and BriskHeat divisions to a company indirectly owned in part by W. Wayne Patterson, a director of the Company, for cash, notes and other securities valued at approximately $12,000,000, including $4,750,000 aggregate principal amount of subordinated indebtedness. Of this amount, $4,250,000 is payable in installments which commenced in 1993 and are scheduled to end in 1997, when the remaining $500,000 is also due. All interest payments due through 1993 were made at or prior to maturity, and the outstanding principal balance of the indebtedness has been reduced to $3,607,000 at December 31, 1993. The terms of the transactions were evaluated for the Company by Merrill Lynch Capital Markets, which rendered its opinion thereon that the consideration received was fair from a financial point of view. Management is of the opinion that the terms of the transactions were at least as favorable to the Company as could have been obtained from unaffiliated purchasers.

     Floyd A. Cailloux, a director and retired Chairman of the Board, provides consulting services to the Company upon request under arrangements which contemplate the payment of annual consulting fees of $48,000 and reimbursement for office accommodations and automobile and other miscellaneous expenses aggregating approximately $40,000 annually.

AUDITORS

     Arthur Andersen & Co., a certified public accounting firm, has served as the independent auditor of the Company for a number of years. While management anticipates that this relationship will continue to be maintained during 1994, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Arthur Andersen & Co. inasmuch as no such action is legally required. A representative of Arthur Andersen & Co. plans to attend the annual meeting and will be available to answer appropriate questions. The representative also will have an opportunity to make a statement at the meeting if he so desires, although it is not expected that any statement will be made.

     The Audit Committee of the Board of Directors assists the Board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The Committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter which the Committee or the auditors may wish to discuss. In addition, the Audit Committee would recommend the appointment of new auditors to the Board of Directors if future circumstances were to indicate that such action is desirable.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Securities and Exchange Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Other Information -- Compensation Committee Report" or "Other Information -- Common Stock Performance Graph."

OTHER MATTERS

     The annual report to shareholders covering the year ended December 31, 1993 has been mailed to each shareholder entitled to vote at the annual meeting or accompanies this proxy statement.

     Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1995 annual meeting of shareholders is required to submit such proposals in writing to the Secretary of the Company and must be received on or before November 18, 1994.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                         By Order of the Board of Directors:



                                         /s/    DONNA D. MOORE
                                         ____________________________________
                                                Donna D. Moore
                                                Secretary

March 17, 1994

     THIS MAP SHOWING THE LOCATION OF THE JUNIOR LEAGUE OF HOUSTON IS PROVIDED FOR THE CONVENIENCE OF SHAREHOLDERS ATTENDING THE 1994 ANNUAL MEETING. COMPLIMENTARY PARKING WILL BE PROVIDED. IN CASE OF ANY DIFFICULTY, PLEASE TELEPHONE THE COMPANY AT (713) 466-1176.

                              [MAP TO BE AFFIXED]

                          KEYSTONE INTERNATIONAL, INC.

                   NON-EMPLOYEES DIRECTORS' STOCK OPTION PLAN

        1.  Purpose.   The purpose of this Non-employee Directors' Stock Option
Plan ("Plan") of Keystone International, Inc. ("Keystone"), a Texas corporation, is to permit the granting of stock options to Directors of Keystone who are not employees of Keystone or any of its subsidiaries ("Directors" or a "Director") at an exercise price less than market value at the date of grant as an alternative to the payment of the Director's retainer fees in cash, thereby advancing the interests of Keystone by encouraging and enabling the acquisition of its Common Stock by Directors, upon whose judgment and ability Keystone depends for its long-term growth and development. Accordingly, the Plan is intended to promote a close identity of interests among Keystone, the Directors, and its shareholders, as well as to provide a means to attract and retain outstanding management.

        2. Effective Date and Term of Plan. The Plan shall become effective upon such date as it may be approved by the shareholders of Keystone and shall remain in effect for fifteen years from the date on which it is so approved or until termination by the Board of Directors of Keystone (the "Board"), whichever occurs first.

        3.  Stock Subject to the Plan.   There are authorized for issuance or
delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 300,000 shares of Keystone's Common Stock, $1.00 par value, subject to adjustment as provided hereinafter in Section 6. Such shares may be, as a whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares which have been reacquired by Keystone. If any option issued under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the shares which have not been purchased thereunder shall again become available for the purposes of this Plan.

        4.  Plan Administration:

                (a) The Plan shall be administered by the Compensation Committee (the "Committee"), which shall consist of not less than three Directors appointed by the Board.

                (b) Grants of stock options under the Plan and the amount and nature of the awards shall be automatic in accordance with Section 5. However, the Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

                (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

Keystone International, Inc.
Non-employees Director's
  Stock Option Plan

                (d) An Administrator of the Plan shall from time to time be appointed by the Committee. Such Administrator shall be responsible for the general administration of the Plan under the policy guidance of the Committee. The Administrator shall be in the employ of Keystone and shall be compensated for services and expenses by Keystone according to its normal employment policies, without special or additional compensation, other than reimbursement of expenses, for his or her services as the Administrator.

        5.  Terms and Conditions; Stock Option Awards.   Each option granted
under the Plan shall be evidenced by a written award document in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which document shall comply with and be subject to the following terms and conditions:

                (a)  Option Grant Dates.   Options shall be granted
        automatically on the date of the annual meeting of the Board of Keystone, which is held following Keystone's annual meeting of shareholders, to any Director who, at least six months prior to the date of such annual meeting of the Board, has filed with Keystone an irrevocable election receive a stock option in lieu of the Annual Retainer (as defined in Subsection 5(c) to be earned by such Director for a twelve-month period beginning June 1 and ending on the last day of May ("Plan Year").

                (b)  Option Shares.   The number of options granted to each
        Director electing to participate in the Plan pursuant to Section 5(a) above shall be a number equal to the product of (i) the Director's Annual Retainer (as defined below) and (ii) .0833, as rounded to the nearest ten whole number of options. (For example, if the Annual Retainer is $24,000, the number of options granted pursuant to this subsection 5(b) would be 2,000 options.)

                (c)  Option Exercise Price.   The option exercise price for
        each option granted under the Plan shall be determined in accordance with the following formula:

                          Fair Market Value of                       Annual Retainer                       Option Exercise Price
                            a Share of Common      _            _________________________      =                 Per Share
                            Stock on Date of                 Number of Option Shares Granted
                                  Grant                      Under Section 5(b) of this Plan

        ; provided, however that if the formula provided by this Subsection 5(c) would result in an option exercise per share which is less than twenty-five percent (25%) of the Fair Market Value of such share on such date, then the option exercise price per share shall be deemed for all purposes of this Plan to be equal to twenty-five percent (25%) of the

Keystone International, Inc.
Non-employees Director's
 Stock Option Plan

        Fair Market Value of a share of common stock of Keystone on the date of grant of the option.

        For purposes of this Plan, "Annual Retainer" shall mean the amount of fees which the Director will be entitled to receive during a Plan Year for serving as a Director of Keystone. "Annual Retainer" shall not include fees or expenses for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to Keystone and its subsidiaries. For purposes of this Plan, "Fair Market Value" shall be the mean of the highest and lowest selling prices as reported on the New York Stock Exchange on the date of reference.

                (d)  Term and Exercise of Option.   Options may be exercised
        only by written notice to Keystone accompanied by payment, in cash or check payable to Keystone, of the full exercise price for the shares as to which they are exercised. No option granted under the Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; provided, however, that any option granted under the Plan shall become immediately exercisable upon the retirement of the Director because of age, death or disability. No option granted under the Plan shall be exercisable after the expiration of ten years from the date upon which it is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided in Subsection 5(e) and 5(f).

                (e)  Termination of Directorship.   Except as herein provided,
        the rights of a Director in an option granted under the Plan shall terminate on the earlier of (i) one year from the date of such Director's termination as a Director for any reason (including retirement because of age, death or disability), or (ii) the expiration date of the option. Unexercisable options granted under the Plan which are attributable to an Annual Retainer which is not earned due to termination as a Director (for any reason) shall automatically abate and be canceled and Keystone will pay the Director a pro rata cash payment based on the number of months served.

                (f)  Death of Director.   Any option granted to a Director and
        outstanding on the date of his or her death may be exercised by the administrator of such Director's estate, the executor under his or her will, or the person or persons to whom the option shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession, but not beyond the first to occur of (i) the expiration of twelve months from the date of the Director's death, or (ii) the specified expiration date of the option. Upon the first to occur of said two events, the option shall terminate.

        6.  Changes in Capitalization.   If the outstanding shares of Keystone
Common Stock are

Keystone International, Inc.
Non-employees Director's
  Stock Option Plan

increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to such shares of Keystone Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of Keystone, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin-off, split-off or other distribution with respect to such shares of common stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

        7.  Withholding Taxes.   Whenever shares of Keystone Common Stock are
to be issued or delivered, the Committee shall have the right, at or prior to the delivery of any certificate or certificates for shares, to require the recipient to remit to Keystone, in the form of cash or check payable to the order of Keystone, an amount sufficient to satisfy withholding requirements with respect to federal, state and local income and employment taxes.

        8.  Limitation of Rights:

                (a)   No Right to Continue as a Director.   Neither the Plan,
        nor the granting of an option, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that Keystone will retain a participant as a Director for any period of time, or at any particular rate of compensation.

                (b)  No Stockholders' Right for Options.   The holder of an
        option under the Plan shall have no rights as a stockholder with respect to the shares covered by his or her options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

        9.  Transferability:

                (a) Options are not transferable other than by will, the laws of intestate succession, or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended). No transfer by will or by the laws of intestate succession shall be effective to bind Keystone unless the Committee shall have been furnished with a copy of the deceased participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

Keystone International, Inc.
Non-employees Director's
  Stock Option Plan

                (b) Only the participant or his or her guardian, or in the event of death, his or her legal representative or beneficiary, may exercise options and receive deliveries of shares.

        10.  Amendment, Modification, and Termination.   The Board at any time
may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board, without approval of Keystone's shareholders, may (i) increase the total number of shares of common stock available under the Plan in the aggregate (except as otherwise provided in Section 6), (ii) extend the period during which any option may be exercised, (iii) extend the term of the Plan, (iv) change the option price, or (v) alter the class of persons eligible to receive options. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to an option previously granted.

        11.  Notice.   Any written notice to Keystone required by any of the
provisions of the Plan shall be addressed to the Corporate Secretary of Keystone and shall become effective when it is received.

        12.  Change of Control.   If, at any date which is more than six months
after the Date of Grant, (i) any person, entity or group (including, in each case, all other persons, entities or groups controlling, controlled by, under common control with or acting in concert or concurrently with, such person, entity or group) shall hold, purchase or acquire beneficial ownership (including without limitation power to vote) of fifty percent (50%) or more of the then outstanding shares of Keystone's Common Stock or (ii) less than 50% of the then incumbent members of the Board shall have been continuously incumbent during the preceding 18 months (the first date upon which either such circumstance shall exist being hereinafter referred to as a "Change of Control Date"), then on the fifth business day following the Change of Control Date, the entire unexercised portion of the Option (whether or not then exercisable) shall automatically become and be converted into the "Appreciation Value" (as determined at the close of business on the Change of Control Date), which amount shall be payable at the principal office of Keystone in Houston, Texas by certified or official bank check or the equivalent thereof. As used herein, the term "Appreciation Value" is any positive amount derived by subtracting the aggregate exercise price of the affected shares from the aggregate fair market value thereof.

        13.  Construction.   This Plan is intended to comply with Rule 16b-3 of
Rules and Regulations under the Securities Exchange Act of 1934, and all provisions of this Plan and all Options granted hereunder shall be construed in a manner as to effectuate that intent.

- --------------------------------------------------------------------------------
                          KEYSTONE INTERNATIONAL, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 1994

           The undersigned hereby appoints R.A. LeBlanc and Mark E. Baldwin, or either of them, each with power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Keystone International, Inc. ("Company") which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 4, 1994, at The Junior League of Houston, 1811 Briar Oaks Lane, Houston, Texas 77027 at 10:00 a.m., Houston time, and at any adjournment thereof.

           1. / / FOR the election (except as indicated below) of Arthur L. French, Farrell G. Huber, Jr., R.A. LeBlanc and Allen F. Rhodes as "Class II" Directors.

                    INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                  INDIVIDUAL NOMINEE, WRITE THAT
                                  NOMINEE'S NAME ON THE LINE PROVIDED
                                  BELOW.



                                  ------------------------------------------

           2.  / /  FOR    / /  AGAINST    / /  ABSTAIN
                    the adoption of the 1994 Directors' Stock Option Plan for non-employee directors.

           3. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) as may properly come before the meeting and any adjournment thereof.

       All as described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
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

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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOUR DIRECTOR
NOMINEES AND A VOTE "FOR" THE ADOPTION OF THE 1994 DIRECTORS' STOCK
OPTION PLAN ("PLAN"). THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" THE ADOPTION OF THE PLAN.
                                        Dated this ... day of......., 1994

                                        ..................................

                                        ..................................
                                            Signature(s) of Shareholder

                                            Please sign exactly as your
                                            name appears hereon. All
                                            joint owners must sign. When
                                            signing as executor,
                                            administrator, trustee or
                                            other representative, please
                                            give your full title. If the
                                            shares are registered in the
                                            name of a corporation,
                                            partnership, or other entity,
                                            a duly authorized individual
                                            must sign on its behalf and
                                            give his or her title.

                                             PLEASE DATE, SIGN AND MAIL
                                                YOUR PROXY PROMPTLY.
                                               PLEASE DO NOT FOLD THIS
                                                       PROXY.

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